Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) made as of this 29th day of June, 2012, by and among CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the “Borrower”), CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation (“REIT”), HC-2501 W WILLIAM CANNON DR, LLC, a Delaware limited liability company (“HC-2501”), DC-19675 W. TEN MILE, LLC, a Delaware limited liability company (“DC-19675”; REIT, HC-2501 and DC-19675 are hereinafter collectively referred to as the “Guarantors”), and KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), individually and as Agent for the Lenders (the “Agent”), and SYNOVUS BANK, as a Lender.

W I T N E S S E T H:

WHEREAS, Borrower and KeyBank, individually and as Agent, entered into that certain Credit Agreement dated as of March 30, 2012, as amended by that certain First Amendment to Credit Agreement dated as of May 8, 2012 (as modified or amended from time to time, the “Credit Agreement”);

WHEREAS, Guarantors executed and delivered to Agent and the Lenders that certain Unconditional Guaranty of Payment and Performance dated as of March 30, 2012, as amended by that certain First Amendment to Unconditional Guaranty of Payment and Performance dated as of even date herewith (as modified or amended from time to time, the “Guaranty”);

WHEREAS, Borrower and Guarantors have requested that the Agent and the Lenders make certain modifications to the Credit Agreement; and

WHEREAS, the Agent and the Lenders have consented to such modifications, subject to the execution and delivery of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1. Definitions. All terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2. Modification of the Credit Agreement. The Agent, the Lenders and the Borrower hereby amend the Credit Agreement as follows:

(a) By inserting the following definition in §1.1 of the Credit Agreement, in the appropriate alphabetical order:

“Acquisition Closing Costs. The actual deal costs incurred by REIT and its Subsidiaries in connection with acquisitions of Real Estate determined in accordance with GAAP. Notwithstanding the foregoing, beginning on April 1, 2013 and at all times thereafter, Acquisition Closing Costs shall only include those deal costs that are associated with Real Estate that is being actively negotiated for purchase, or have been consummated.”

(b) By deleting in its entirety the definition of “Consolidated EBITDA” appearing in §1.1 of the Credit Agreement, and inserting the following new definition in lieu thereof:

“Consolidated EBITDA. With respect to any period, an amount equal to the EBITDA of REIT, the Borrower and their respective Subsidiaries for such period determined on a Consolidated basis plus (without duplication) such Person’s Equity Percentage of EBITDA of its Unconsolidated Affiliates and Subsidiaries of Borrower that are not Wholly Owned Subsidiaries for such period.”

(c) By inserting the words “(without duplication)” after the word “included” appearing in the tenth (10th) line of the definition of “Consolidated Fixed Charges” appearing in §1.1 of the Credit Agreement.

(d) By deleting sub-part (a)(iv) of the definition of “EBITDA” appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:

“(iv) Acquisition Closing Costs and extraordinary or non-recurring gains and losses (including, without limitation, gains and losses on the sale of assets) and income and expense allocated to minority owners;”

(e) By inserting the words “or, at the request of the Required Lenders,” after the word “Agent’s” appearing in the first (1st) line of §5.2(a) of the Credit Agreement.

(f) By deleting in its entirety the first paragraph (but not any subparagraphs) of §5.3 of the Credit Agreement, and inserting in lieu thereof the following:

“Provided no Default or Event of Default exists, the Borrower shall have the right, subject to the consent of all of the Lenders until such as time as the Borrowing Base consists of three (3) Mortgaged Properties, and the Required Lenders at any time thereafter (which consent may be withheld in either the Lenders’ or the Required Lenders’ sole and absolute discretion), and the satisfaction by the Borrower of the conditions set forth in this §5.3, to add Potential Collateral to the Collateral as part of the Borrowing Base. In the event the Borrower desires to add additional Potential Collateral to the Borrowing Base as aforesaid, the Borrower shall provide written notice to the Agent of such request. No Potential Collateral shall be included as Collateral in the Borrowing Base unless and until the following conditions precedent shall have been satisfied:”

(g) By deleting in its entirety §5.3(f) of the Credit Agreement, and inserting in lieu thereof the following:

“(f) the Lenders or the Required Lenders, as required above, shall have consented to the inclusion of such Real Estate as a Mortgaged Property, which consent may be granted in either the Lenders’ or Required Lenders’ sole and absolute discretion.”

3. References to Credit Agreement. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as modified and amended herein.

4. Consent of Guarantors. By execution of this Amendment, Guarantors hereby expressly consent to the modifications and amendments relating to the Credit Agreement and the Loan Documents as set forth herein, and Borrower and Guarantors hereby acknowledge, represent and agree that the Loan Documents (including without limitation the Guaranty) remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, respectively, enforceable against such Persons in accordance with their respective terms, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.

5. Representations. Borrower and Guarantors represent and warrant to Agent and the Lenders as follows:

(a) Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.

(b) Enforceability. The execution and delivery of this Amendment are valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c) Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d) Reaffirmation. Borrower and Guarantors reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower, the Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

6. No Default. By execution hereof, the Borrower and Guarantors certify that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

7. Waiver of Claims. Borrower and Guarantors acknowledge, represent and agree that Borrower and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Lenders, or any past or present officers, agents or employees of Agent or any of the Lenders, and each of Borrower and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

8. Ratification. Except as hereinabove set forth or in any other document previously executed or executed in connection herewith, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents (including without limitation the Guaranty).

9. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

10. Miscellaneous. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

11. Effective Date. This Amendment shall be deemed effective and in full force and effect as of the date hereof upon the execution and delivery of this Amendment by Borrower, Guarantors, Agent and the Required Lenders.

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IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:

CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its general partner

By:	/s/ John E. Carter
Name:	John E. Carter
Title:	CEO
(SEAL)

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GUARANTORS:

CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation

By:	/s/ John E. Carter
Name:	John E. Carter
Title:	CEO

HC-2501 W WILLIAM CANNON DR, LLC, a Delaware limited liability company

By:	Carter/Validus Operating Partnership, LP, a Delaware limited partnership

By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its general partner

	By:	/s/ John E. Carter
	Name:	John E. Carter
	Title:	CEO

DC-19675 W. TEN MILE, LLC, a Delaware limited liability company

By:	Carter/Validus Operating Partnership, LP, a Delaware limited partnership, its sole member

By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its General Partner

	By:	/s/ John E. Carter
	Name:	John E. Carter
	Title:	CEO

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AGENT:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Jeff Gilbreath
Name:	Jeff Gilbreath
Title:	Sr. Vice President

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LENDERS:

SYNOVUS BANK

By:	/s/ David W. Bowman
Name:	David W. Bowman
Title:	Sr. Vice President